SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


Date of Report (Date of earliest event reported)      November 1, 1996


                              LOGIPHONE GROUP, INC.
(Exact name of registrant as specified in charter)



           Delaware              33-19324                        75-0223079
(State of Other Juris-         (Commission                     (IRS Employer
diction of Incorporation)       File Number)                Identification No.)




607 West Broadway, Suite 315, Fairfield, Iowa                       52556
(Address of Principal Executive Offices)                          (Zip Code)



Registrant's telephone number, including area code     (515) 281-5204






Star Resources, Inc.
5420 LBJ Freeway, Suite 540
Dallas, Texas   75240
(Former name or former address, if changed since last report)

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Item 1.           Changes in Control of Registrant.

         On November 1, 1996, the Registrant completed a sale of 4,000,000 shares (the "Star Shares") of common stock, par value $.0001 (the "Common Stock"), to ICA Marketing Company, L.C., an Iowa limited liability company ("ICA-Iowa"), in exchange for all of the issued and outstanding equity (the "ICA Shares") in ICA B.V., a Dutch limited liability company (the "Company"), as well as an assignment of all of the debt owed by the Company to ICA-Iowa. The Star Shares are being held in escrow pending the registration of the transfer of the ICA Shares to Registrant under Dutch law. In connection with this transaction, the Registrant amended its Certificate of Incorporation, inter alia, to change its name to Logiphone Group, Inc. Registrant is hereinafter sometimes referred to as "Logiphone Group."

         Following the acquisition of the Company, the recent one-for-82.85 reverse stock split of the Registrant (See Item 5), and the contemplated issuance of 500,000 shares (the "DutchCo Shares") of Common Stock to DutchCo (as hereinafter defined) pursuant to the DutchCo Agreement (as hereinafter defined) (See Item 1 and Item 2 below), ICA-Iowa shall own 80% percent of the outstanding Common Stock of Logiphone Group. Due to their ownership interest in ICA-Iowa, certain persons, directly and indirectly, beneficially own in excess of 5% of the outstanding shares of Common Stock of Logiphone Group. In addition, certain stockholders of the Registrant prior to the acquisition of the Company, directly and indirectly, beneficially own in excess of 5% of the outstanding shares of Common Stock following the acquisition of the Company. The following table sets forth as of November 11, 1996, information known to the management of the Logiphone Group concerning the beneficial ownership of Common Stock with respect to (i) each person known by Logiphone Group to be a beneficial owner of more than 5% of outstanding Common Stock of Logiphone Group, (ii) each current director and executive officer of Logiphone Group, and (iii) all current directors and executive officers of Logiphone Group as a group (6 persons at such date.)


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

                                                                            Beneficial Ownership
                                                                 ----------------------------------------
Name of Beneficial Owner                                             Number                    Percent(1)
------------------------------------------------------          ------------------      ----------------
(i)  Certain Beneficial Owners
         John M. Muelman(2)                                         373,057                     7.5%
         Lawrence E. Steinberg(3)                                   849,603(4)                   17%
(ii)  Directors and Executive Officers
         Ron Gardner(2)                                             311,140(5)                  6.2%
         Michael A. Hershman(8)                                      86,796(5)                  1.7%

         Michael Hilsenrath(2)(6)                                   450,000(5)                    9%
         Doron Mishor                                               550,000(5)                 10.9%

         David Okeson(2)                                            236,528(5)                  4.7%
         Marc Schechtman(2)                                       3,565,286(3)(5)(9)(10)       54.9%
(iii)  All Current Directors and Executive Officers
       as a Group (6 persons)                                     5,199,750                     80%

(1) The percentages are calculated based on (i) 5 million shares of Common Stock issued and outstanding, which assumes that the DutchCo Shares shall be issued to DutchCo pursuant to the DutchCo Agreement, and (ii) the assumption that as to each beneficial owner with a currently exercisable option granted by Logiphone Group, such option has been exercised.
(2) The beneficial ownership reflected herein is pursuant to such beneficial owner's beneficial ownership of units (the "Units") in ICA-Iowa.
(3) Mr. Steinberg is a former director and President of the Registrant. Includes beneficial ownership of 493,137 shares pursuant to Mr. Steinberg's beneficial ownership of Units. Mr. Steinberg has granted an option (the "Steinberg Option") to Mr. Schechtman to purchase 693,137 shares of Common Stock for $4,666,667 in cash. This option expires on the earlier of (a) 18 months from the date of the option (September 28, 1996) or (b) the later of (i) 90 days after the end of a period of ten
         (10) trading days in which the closing bid price of Common Stock is at least $8 per share or (ii) six months from the date of the option.
(4) Includes 48,280 shares owned by trusts for the benefit of Mr. Steinberg's children, of which trusts he is a trustee.
(5) Includes 50,000 shares subject to presently exercisable stock options. See "Stock Option Plan" under Item 5.
(6) The beneficial ownership reflected herein (except for the shares underlying the stock options) relates to the record ownership of Becky Hilsenrath, Mr. Hilsenrath's wife, of Units. Mr. Hilsenrath disclaims beneficial ownership with respect to such Units and the resulting shares of Common Stock.
(7) Mr. Mishor's beneficial ownership (except for the shares underlying his stock options) is through his ownership and control of DutchCo.
         See Item 2. Mr. Mishor has granted to Mr. Schectman a right of first refusal for six (6) months from the date hereof to purchase the DutchCo Shares for $25 million.
(8)      Mr. Hershman is a former secretary of the Registrant.
(9) Mr. Schechtman has the following options to purchase Common Stock (not including the right of first refusal with respect to the DutchCo Shares) (i) 50,000 shares pursuant to the Stock Option Plan, (ii) the Steinberg Option, (iii) 700,000 shares at an exercise price of $50 per share exercisable for two (2) years from the date of grant (November 11, 1996); and (iv) 750,000 shares at an exercise price of $100 per share exercisable for two (2) years from the date of grant (November 11, 1996).
(10) Includes 18,653 shares beneficially owned by Mr. Schechtman's son through ownership of Units. Mr.Schechtman disclaims beneficial ownership with respect to such shares.

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         All members of the Board of Directors of the  Registrant and all of the
executive officers of the Registrant prior to the acquisition of the Company, have resigned, except that Michael Hershman has remained as a director of Logiphone Group. The Board of Directors of Logiphone Group, which is elected annually at its meeting of stockholders, consists of five individuals. The following table sets forth information about the current Directors and the executive officers of the Registrant.

Name                       Age       Position

Ron Gardner                55     Director and President

Michael Hershman           41     Director

Michael Hilsenrath         37     General Manager of the Company

Doron Mishor               35     Director

David Okeson               51     Director

Marc Schechtman            45     Director, Chairman and Chief Executive Officer


         Ron Gardner has served as President and a director of Logiphone Group since November, 1996. Mr. Gardner has served as President of the Company, now a Dutch subsidiary of the Registrant, since March 1996. Prior to that time, Mr. Gardner was Director of Sales for Debit Card Services for The Furst Group from May 1995 to February 1996, which is engaged in telecommunication services. Mr. Gardner was employed by Comac Incorporated, a U.S. reseller of telecommunications services, from 1988 until 1995, first as Vice President of Sales and from 1993 as President.

         Michael Hilsenrath has been involved with the Company since September 1995 as General Manager. Prior to that time, Mr. Hilsenrath worked with Cable and Wireless, an English telecommunications firm, for ten years, as an employee and consultant. He was last employed with Cable and Wireless as General Manager, Voice and Facsimile Services.

         Michael A. Hershman has served as Secretary and director of Registrant since 1992. Mr. Hershman, a Certified Public Accountant, is President of Eagle Equity Management, Inc. ("Eagle Equity"), a company which is owned 100% by Lawrence Steinberg, the former principal stockholder, President, and director of Registrant, and which provides real estate and investment management services, since December 1992 and served as its Executive Vice President during 1991 and 1992. Eagle Equity has provided management and accounting services to Registrant.
 From 1986 to 1991, Mr. Hershman was a partner in a firm providing real estate brokerage and management services. Mr Hershman received a Bachelors degree in Accounting from the University of Texas at Austin in 1977.

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         Doron Mishor founded  Logiphone  Group  Telephone  Communications  Ltd.
("Logiphone Israel"), a company engaged in the development, production and marketing of small PBXs in Israel and abroad, in 1992. Mr. Mishor was previously Deputy Managing Director and Chief Operating Officer of Gambit Computer Communications Ltd, an Israeli company engaged in the development, production and marketing of advanced products for computer communications, from 1990-1992. Prior to that time, Mr. Mishor was a partner and manager at Linar Industries Ltd., which is an Israeli company engaged in the development, production and marketing of civilian electronic systems for the domestic Israel and foreign markets. Mr. Mishor was elected as a director of Logiphone Group in November, 1996 pursuant to the Agreement (the "DutchCo Agreement") between Logiphone Group and DutchCo, all of the stock of which is beneficially owned by Mr. Mishor.

         David Okeson was elected as a director of Logiphone Group in November, 1996. Mr. Okeson has been in the business printing industry for 27 years, including for the last 20 years, as President of Warren Business Forms, Inc. He is a private investor involved in various companies.

         Marc Schechtman was elected as Chairman, Chief Executive Officer and a director of Logiphone Group in November, 1996. Mr. Schechtman founded ICA-Iowa in March of 1994 and has served as Chairman since its formation. Prior to that time, Mr. Schechtman was a consultant in the telecommunications industry, primarily in the arena of market analysis in general and international expansion in particular.

Item 2.           Acquisition or Disposition of Assets.

GENERAL

         In the transaction described in Item 1, the Registrant acquired all of the outstanding equity interest in the Company. Founded in 1994, the Company is a reseller of international telecommunication services in the Netherlands. The European telecommunications industry is undergoing a radical transformation. Each country has traditionally been a monopoly with the monopoly provider being the Post, Telephone and Telegraph authority ("PTT") of that country. In the 1990s, European countries have begun introducing competition into their telecommunications markets. The European Union's Parliament has mandated that each member country permit competition by January 1, 1998. Each European country is introducing competition at its own pace and in its own way. The Company's plan is to be positioned to participate in the newly competitive markets and exploit opportunities in various markets as they appear.

         Recently, Logiphone Group has begun preparations to enter the business of providing public access fax Internet services. Logiphone Group's business plan is to create a network for real time international fax services that can be provided to businesses at a substantial discount when compared with traditional fax services from telephone companies.


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THE CURRENT BUSINESS IN THE NETHERLANDS

         The Company has established its initial operations in the Netherlands. The Netherlands international calling market generates revenues of approximately $1.7 billing per year. While the overwhelmingly dominant carrier is the Dutch PTT, the Company believes the market potential is sufficient to provide a base from which it may launch its entry into other European markets.

The Netherlands Network

         A long distance call that uses the Company has three phases:

         o         Access--transporting the call from the caller's phone to the
                    Company;
         o         Switching--confirming that the caller is an authorized
                    customer and directing the call to its destination; and
         o         Termination--taking the call from the Company's switch to the called party.

         The Company is dependent on the Dutch PTT to provide access, and it uses other international carriers to provide termination.

         The Company owns three switches in the Netherlands; one is located in each of Amsterdam, the nation's capital, Rotterdam, the world's busiest port, and Raamsdonksveer, which is located in the southern region of the country. The Company leases lines between these switches from the Dutch PTT. By having switches located in various areas, the Company is able to reduce the cost of access as the cost of receiving a local call and transporting it between two switches on a leased line is less than the cost of access for a customer's call from one of the cities to the switch in another city. The leased lines also allow the Company to aggregate its traffic in one location before delivering it to an international carrier for termination. This enables the Company to receive volume discount pricing for termination.

         A consumer who uses the Company's services--or any long distance service other than the Dutch PTT--is required to dial a local Dutch telephone number in order to reach its preferred long distance carrier. The caller is then required to dial an authorization code so the carrier may verify the caller's authorization to make calls through its system. Finally, the caller must enter the telephone number he wishes to dial. This is similar to the procedure that persons in the United States wishing to use a carrier other than AT&T were required to follow prior to the break up of AT&T in 1984. To offset the inconvenience of these dialing requirements, the Company has established a relationship with Logiphone Israel, a manufacturer of PBXs and dialers, to incorporate features that provide least cost routing for long distance calls to the Company's switch. See "Key Contracts." The equipment can be placed at the customer premises and connected to the customer's telephone system. When this equipment is in place, callers then dial an international long distance call in the same manner that they would place that call using the Dutch PTT. The Company's equipment will select the desired carrier, such as the Company, for that call, dial that carrier's switch and input the authorization code and the called number.


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



Sales and Marketing

         The Company initially plans to target business customers spending approximately $450 per month in international long distance. Under current regulatory requirements, the customers must join a calling association, which is the manner in which the Company is organized, in order to use services such as the ones the Company offers. The Company proposes to market its services in the Netherlands through PBX retailers. The Company has developed a relationship with Jabeco Import/Export B.V. of Raamsdonksveer ("Jabeco"). Jabeco has been an importer of telecommunications equipment for several years and evolved into a PBX dealer when the market for providing telecommunications equipment was opened to competition. It has operated a PBX business for eight years. As a PBX dealer, it sells and installs business telecommunications systems. In addition to its own customer base, Jabeco has developed relationships with 40 PBX dealers in the Netherlands through whom it sells and markets products. Beyond that, Jabeco has developed a relationship with 24 other dealers arising from its membership in an association to promote a competitive environment for PBX dealers. The Company's plans call for the Company to exploit these relationships to sell its long distance telecommunications services. The 64 dealers with whom Jabeco has a relationship already have relationships with over 100,000 customers for whom they have installed office phone systems in the last seven years and for whom they are providing services. They are able to offer the Company's dialer and PBX as an upgrade to the customer's office telephone system and by this means can introduce the Company's services to their customer base. Moreover, since one piece of equipment with which the Company provides services is the Logiphone Israel PBX, the PBX dealers can offer the Company's equipment in making sales to customers who need to replace equipment. The Company does not currently charge for its dialers or PBXs if the customer meets certain long distance volume thresholds, so price will not be a constraint on PBX sales by these dealers.

         The Company will compensate PBX dealers by paying commissions for as long as the dealer's clients use the Company's services, so rather than looking for a profit on the equipment, they are receiving commission from the Company. Dealers will still be able to make sales of ancillary equipment such as phones to customers who have been provided a Logiphone Israel PBX. Moreover, dealers will not be required to recommend the Company's service exclusively. If another carrier offers a better rate for calls to certain destinations, the dialer and PBX can be programmed to direct calls for those destinations to that carrier. Thus, the dealers are able to present their clients with a total solution for taking advantage of the new competitive calling environment. Because of these advantageous aspects of selling for the Company, the Company believes PBX dealers will be a highly motivated sales force. The Company plans to work closely with the dealers, meeting with them regularly to contact and qualify customers and to review the status of existing customers.

         In addition to its use of PBX dealers, the Company intends to conduct telemarketing and direct mail marketing activities and to develop additional channels for marketing its products.


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Key Contracts

         In order to complete its business plan, the Company is dependent upon a supply of dialers and PBXs, carriers who will provide termination for the Company's calls, and back office service providers that will provide billing and customer service.

         Logiphone Group and the Company have executed a Strategic Alliance Agreement (the "Logiphone Agreement") with Logiphone Israel, which was signed on November 10, 1996, under which Logiphone Israel will sell PBXs to the Company on a "most favored customer," firstpriority basis at cost plus 10%. Logiphone Israel has agreed during the five-year term of the Logiphone Agreement not to sell such PBXs to the Company's competitors who plan to rent the PBXs or provide them below cost to the customer. Logiphone Israel has agreed to develop new equipment for the Company, subject to Logiphone Group funding the capital costs for such development. In addition, Logiphone Group has agreed to make an advance to Logiphone Israel of 25% of the net proceeds of any of its securities offerings up to one million dollars ($1,000,000). The proceeds of such advance are to be used primarily for research and development by Logiphone Israel. The Logiphone Agreement terminates if Logiphone Group has not advanced $1 million to Logiphone Israel within 90 days of the date the Logiphone Agreement was executed. This advance shall be a loan (the "Loan") to Logiphone Israel bearing interest at 10% per annum and shall be due on the fifth anniversary of the date of the Loan. Logiphone Israel shall have the right, at any time during the term of the Loan, to either repay that outstanding balance of the Loan or to convert the Loan to a 7.5% equity interest in Logiphone on a fully-diluted basis, and the Logiphone Israel stock acquired upon such conversion shall have preemptive rights. The Logiphone Agreement grants Logiphone Group the right to use "Logiphone" in its corporate name and in connection with products purchased from Logiphone Israel and further provides that if Logiphone Group has made the full $1 million Loan to Logiphone Israel, Logiphone Group may use the "Logiphone" name in perpetuity. Pursuant to the Logiphone Agreement, Logiphone Group has agreed during the term of the Logiphone Agreement to purchase certain minimum numbers of PBXs on a monthly basis, and has agreed not to purchase end-user telephone communications equipment from third parties; provided, however, that Logiphone Israel is able to produce and deliver such product with equivalent features and functionality at a price equal to or lower than that available from competing suppliers.

         In addition, Logiphone Group has negotiated an agreement (the "DutchCo Agreement") with an affiliate of Logiphone Israel (DutchCo"), pursuant to which DutchCo shall purchase 500,000 shares (the "DutchCo Shares") of Common Stock of Logiphone Group for the payment of $120,000 in cash. In connection with the DutchCo Agreement, DutchCo will provide certain management services to Logiphone Group for one (1) year. In consideration for such management services, Logiphone Group will pay a management fee of $240,000 to DutchCo. In addition, in connection with the DutchCo Agreement, Doron Mishor, the principal stockholder, sole director and president, of Logiphone Israel and DutchCo, has been elected to Logiphone Group's Board of Directors. The DutchCo Agreement is subject to the negotiation and execution of a definitive agreement.


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         In connection with the Logiphone  Agreement and the DutchCo  Agreement,
Doron Mishor has granted an option to Logiphone Group to purchase all of the stock of Logiphone Israel for $10,000,000 during the first 12 months and for $15,000,000 during months 13 through 36. The definitive option agreement is being prepared to confirm the terms of this option agreement.

         The Company has an agreement with Esprit Telecom Benelux B.V., the second largest telephone company in the Netherlands ("Esprit"), to provide international terminations from the Company's Dutch points of presence. The Company is able to select the low cost carrier on each route for each call that its customer makes. The Esprit contract is for a term of one year but is renewed for an indefinite period unless terminated by the Company on 60 days notice prior to the end of the year. The Company has provided a $45,000 bank guarantee with respect to this agreement.

         The Company has entered an agreement with Intertech, a U.S. based corporation providing services to long distance resellers in the United States, to provide billing, collection and certain management reporting functions under a two-year agreement. The agreement may be earlier terminated for non-payment or other breach.

Competition

         The Company faces substantial competition. The single largest competitor is the Dutch PTT, which still retains an overwhelming proportion of the market. There are a variety of other providers, many of whom are associated with large telecommunications companies. These companies typically target larger customers than the Company is targeting and include Esprit, the second largest telephone company in the Netherlands, which also operates in at least seven other countries; Global One, a consortium of Deutsche Telekom, France Telecom, and Sprint; British Telecom; and Telegate, a subsidiary of Telecom Finland. In addition, there are resellers who are targeting medium-sized businesses. These include Worldcom B.V., Versatel and Viatel. Each of these is considerably better financed than the Company. There are also small resellers, both those using switches and those without switches. These include Bel-Net, which has been operating for over a year, Telegroup and Global Link. Some of those resellers operate call back operations. A European customer calls their switch in the U.S. and hangs up. The switch then calls back the customer and completes the call.
This permits the call back operator to take advantage of the rates, available for calling from the U.S. to Europe, for which competition is well entrenched, that are much lower than the rates available for calling from Europe to the U.S., for which competition is just beginning. The Company can expect to face similar types of competition in other countries as it expands.

Regulation

         Communications in the Netherlands is regulated by the Ministry of Traffic and Waterworks. All members of the European Union, including the Netherlands, are required to permit competition with its monopoly PTT by facilities-based carriers by January 1, 1998. The Dutch Ministry has indicated that it wishes to have competition by facilities-based carriers by July 1, 1997. The Company is not a facilities-based carrier. It has received permission from the

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



Ministry to provide its international resale service. The Ministry has the power to regulate rates and in addition has the power to regulate equipment attached to the public network. At the present time, the Ministry does not regulate the rates offered by the Company and other carriers. The Ministry currently does regulate the rates offered by the Company's major competitor, the Dutch PTT; however, the Ministry may change its stance with respect to such regulation in the future.

         The PBX and the dialer that the Company offers have been approved by the Ministry for attachment to the Dutch public network. There are others dialers used in the Netherlands that have not received this certification, but the Company believes that having certified dialers is a positive feature for PBX dealers who are asked to markets its services. Accordingly, the Company does not see regulation as inhibiting its ability to provide service in the Netherlands at this time.

         The degree of regulation in other European countries varies. All regulate equipment that may be used in connection with the telephone networks in their country. The only European countries in which the Logiphone PBX has been approved for use are Spain, Belgium, Luxembourg and the Netherlands. Accordingly, the Company will be required to obtain approval to use the equipment in other countries.

Geographic Expansion

         Once the Company's operations have been proved in the Netherlands, the Company intends to enter other European countries. Germany, Belgium and France are likely candidates for expansion due to their proximity to the Netherlands and the large amount of calling between the Netherlands and each of them. Spain is another likely candidate for expansion because (i) an affiliate of Logiphone Israel has an office in Spain and (ii) the large amount of telecommunication activities in Spain. Jabeco has developed distribution channels in Belgium and relationships with PBX dealer associations in Germany. It also has distributors in Japan and Hungary; exports products to Italy, Malta and Morocco; and works with dealers in the United Kingdom and other European and Asian countries. In addition, the Company is developing a relationship with an international association of PBX dealers by which it will make its services available to members of the association. No decision has been made with respect to the timing or location of additional operations. Several factors will be considered in choosing a country in which to expand, such as regulatory climate, availability and cost of termination services, availability of a national sales force, and ability to procure suitable dialers and PBXs that have been approved for use in the country.

INTERNET FAX SERVICE

         Logiphone Group is in the process of developing the infrastructure that provides for real time Internet fax service. Traditional faxing is accomplished over telephone lines and is subject to long distance charges. Currently, Internet fax services use store and forward systems, which are not real time. Logiphone Group's approach combines the advantages of low cost Internet routing with the convenience and real time configuration associated with conventional faxing via telephone lines.

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         Logiphone  Group  business plan is for its Internet fax service to be a public access network that will be global in its breadth. Logiphone Group's Internet fax service will allow subscribers to fax anywhere in the world without
paying  international  telephone  charges.   International  fax  costs  will  be
substantially reduced by becoming a Logiphone Group Internet fax subscriber.

         To begin to establish the infrastructure that will allow real time Internet fax services, Logiphone Group plans to install the necessary hardware in over 40 countries. Local Internet Service Providers (ISPs) are targeted to receive this hardware from Logiphone Group. End-user subscriber fees will provide a revenue stream for both Logiphone Group and ISPs.

Key Contacts

         To provide the necessary hardware for this infrastructure, Logiphone Group has turned to two strategic partners. They are RADLINX, Ltd. ("RADLINX") of Tel Aviv, Israel, and Logiphone Israel.

         RADLINX, established in 1990, develops, manufactures and distributes a range of Internet/Intranet messaging system and access solutions. RADLINX is part of the Israeli-based RAD Group, a leading data communications group in Israel. RADLINX has developed the PASSaFAX technology, which is used for converting fax protocol signals into Internet protocol signals, and vice versa. RADLINX has already installed 300 PASSaFAX systems throughout the world for dedicated point-to-point fax services. Logiphone Group plans to leverage this technology and private network experience to build a public access global network.

         Logiphone Israel will supply modems and PBX systems for the ISP sites. Logiphone Israel is developing a smart auto-dialer for Logiphone Group Internet fax subscribers. Any Logiphone Israel equipment will need to be approved for use in the countries in which it will be installed. Logiphone Israel exports and sells its telecommunications products in ten countries and is already a leading manufacturer of small business telephone systems in Israel. Several Logiphone Israel products are distributed by the Israeli national telephone company, BEZEQ.

Key Contracts

         The Company has entered into a Strategic Alliance Agreement (the "RADLINX Agreement") dated October 8, 1996, with RADLINX. Pursuant to the RADLINX Agreement, RADLINX has agreed during the four year term of the RADLINX Agreement to sell to the Company on a "most favored customer," first priority basis products (the "RADLINX Products") consisting of equipment, hardware and software designed for the transmission of facsimile messages over the Internet, designed and manufactured by RADLINX, which are known as "Fax Over Internet" Products. RADLINX has agreed during the first 24 months of the RADLINX Agreement not to sell the RADLINX Products to the Company's competitors. The Company has agreed during the term of the RADLINX Agreement to purchase from RADLINX certain minimum quantities of the RADLINX Products and not to purchase Fax Over Internet Products from any third party; provided, however, that RADLINX is able to produce and timely deliver the RADLINX Products ordered by the Company from time to time. The RADLINX Agreement

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grants to the Company the right to use the "RADLINX"  name and  RADLINX's  trade names "PASSaFAX" and "PASSaPORT" in connection with RADLINX Products purchased from RADLINX. The RADLINX Agreement provides for an option to be granted to Logiphone Group to acquire new shares of RADLINX on terms to be mutually agreed by the parties. The option fee will be a minimum of $1 million and is payable in three equal installments with the first installment due on November 20, 1996. The option fee payments are non-refundable if the option is not exercised. If the option is exercised, the option fee shall be deducted from the option exercise price.

Conventional Faxing

         Logiphone Group believes that its public access Internet faxing system represents a major improvement over conventional faxing in terms of pricing for international faxes. With conventional faxing, users must transmit over telephone lines. Users typically feed a document into a stand alone fax machine, key-in the destination fax number, and hit the send button. From there, the fax signal is routed over the public switched telephone network (PSTN).

         At the local telephone switch, the destination number is analyzed to determine what path it should follow. International calls must be transferred to a long distance network. This leg of the transmission can be provided by many international service providers, but telephone charges apply, depending upon origin, destination and time of day.

         As the fax signal nears its destination in another country, it is rerouted to a local switch. This switch sends the fax to the telephone number on the receiving fax machine.

         This method uses a communication path between the two fax machines. At the conclusion of the transmission, the receiving fax machine sends back information regarding the status of transmission. Usually, this is a printout at the sending fax that notes the successful transmission of so many pages.

         The advantages of this methodology is the simplicity of operating and the real time confirmation, or lack of, that a user receives during fax transmission. International faxing can require multiple attempts before a successful transmission. Receiving immediate confirmation of the successful fax transmission is a very important factor for many businesses.

         There are variations upon this scenario, such as using a PC equipped with a fax/modem, but the mechanics are quite similar, and the sender still incurs international telephone charges.

Internet Faxing

         Sending faxes via the Internet bypasses the international telephone networks. This has the advantage of eliminating the international telephone charges associated with sending the fax. Domestic telephone charges, if any, will be less than international telephone charges. But for an Internet fax service to be truly accepted by the user community, the management of Logiphone Group believes that such service must have several features.

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         First,  it  should be as easy to  operate  as a fax  machine  is today.
Second, it must have the same image quality as conventional faxing. Third, it should provide real time feedback on fax status and confirmation of successful faxes. Finally, Internet faxing must be a service that is widely available to ordinary businesses worldwide. This means a public access network. In short, Internet faxing must be as user friendly as today's fax machines, available in almost any location, and offer a cost advantage by routing over the Internet.

         Sending faxes over the Internet is possible today, but with limitations. First, such services are only available on corporate LAN networks that have a direct connection with the Internet. This is not a service to which most business users have access economically. Secondly, current Internet faxing is not real time. These so-called store and forward systems will send back status information some time after the fax is sent. Often, this can be a long delay, and has proved to be unsatisfactory to many users.

PASSaFAXing

         Management believes that the system to be deployed by Logiphone Group will eliminate these shortcomings. First of all, it will be a public access network, so subscribers will not need to have a special or dedicated connection to the Internet. Internet connections will be provided by service companies.

         The most logical way to establish this public access Internet infrastructure is to leverage an existing network of Internet Service Providers ("ISPs"), who already provide Internet access using many popular web browsers. Logiphone Group will provide the hardware to upgrade these ISPs, allowing them to provide Internet fax services.

         Secondly, Logiphone Group's Internet fax service will not require the fax sender to alter their transmission methods in any way. They will still use their fax machines as usual, but will receive the cost saving from Internet routing. Real time status information and transmission confirmation is a very important aspect of user acceptance which has been incorporated into this system. In effect, Internet fax routing will be transparent to the user.

         The major components of the Logiphone Group's Internet fax system are described below. At the sending fax machine, the user loads the document, enters the destination fax phone number, and pushes the start button. The fax machine scans the document line by line, and converts the image of the document into analog signals. These generally follow the G3 facsimile protocol and is the normal mode of operation of these fax machines.

         An auto-dialer supplied by the Logiphone Group will be provided to the Internet fax subscriber. It is a small box about the size of a cigarette pack. The subscriber merely attaches it to the telephone line, between the fax machine and the wall plug. The auto-dialer can be used with fax machines that have a direct connection to the public telephone network or with business faxes that use a PBX telephone system.


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         This device  determines if the outgoing fax number is an  international or domestic  telephone  call. If it is a domestic call, the fax signal is simply
passed  through  the  auto-dialer   onto  the  public   telephone   network  for
conventional faxing. For international faxes, the auto-dialer will send the fax to the ISP who will transmit it over the Internet.


Conversion for Internet Transmission

         The auto-dialer on the sending fax machine now makes contact with the local ISP, which has been equipped with the Logiphone Group PASSaFAX hardware. The purpose of this hardware is to convert G3 facsimile protocol signals into Internet protocol signals for transmission over the Internet. At the reciprocal ISP site, at the receiving end, the reverse occurs; Internet protocols are converted back to G3 facsimile protocols for transmission over the telephone lines to the receiving fax.

         At the ISP, a PBX telephone system is used to manage in-coming and out-going calls. This system first checks to see which of the many modems is available, and then routs the incoming call to this modem. For out-going calls, the PBX system directs information from the modems to available outside telephone lines.

         To ensure minimum access times and efficient routing to the receiving fax machine, each ISP site contains many parallel channels. Each channel consists of a modem and PASSaFAX hardware system. System capacity is easily expanded by adding more channels at the ISP. The bandwidth required to convert faxes into Internet protocols for transmission is quite small compared to the bandwidth required for normal Internet image data. Therefore, adding fax services to ISP installation should have a negligible impact on access times and total bandwidth.

         The modem is used to convert the analog G3 fax signals into a digital format when sending a fax, and visa-versa at the receiving end ISP. The digital fax signal is then sent to the PASSaFAX hardware, where the telephone number of the destination fax machine is examined. Using a lookup table, the ISP site closest to the destination fax is then identified. Two thousand ISP site addresses are contained within the PASSaFAX hardware. Software provides room for an additional 2000 sites to be contained in the lookup table.

         The sending ISP then establishes contact over the Internet with the receiving ISP through standard Internet handshaking routines. The receiving fax machine is called over the public telephone network, and contact established through G3 protocols. At this point, end-to-end handshaking contact between the sending and receiving fax machines has been established, just as in conventional faxing.

         Now, each PASSaFAX unit begins to convert the digitized facsimile document into Internet protocols. The image of the document is "packetized" into TCP/IP protocol signals for transmission over the Internet. This protocol allows each packet to take any route over the Internet to get to its destination. At the destination site, the packets are reassembled into their original sequence. Parity checks insure that no packets are lost during the Internet transmission.

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         The remote ISP PASSaFAX hardware now reconverts the Internet  protocols back into G3 protocol signals. Modems reconvert the signals to analog format and the G3 fax tone signal is routed out through the PBX to the remote fax machine.

         Standard confirmation or error signals from the remote fax machine are passed back to the ISP, over the Internet, and onto the sending fax. In this way, real time confirmation of the fax is accomplished, just as in conventional faxing.

         It is important to note that the remote fax machine does not have to have an auto-dialer to receive faxes via the Internet. However, it must have one to initiate PASSaFAXing.

Competition

         Logiphone Group's Internet fax service will compete with current telephonic fax services for the international fax business. Management believes that over the past decade, fax has found a solid market niche because: (1) it is publicly accessible worldwide; (2) a confirmable, hard copy can be received virtually anywhere in the world without delay for a reasonable cost; and (3) fax delivers a professional impact allowing the sender to use letterhead and a signature. Of these three reasons, the first two are the real essence of its success.

         Management believes that any communications company wanting to compete in the fax market must be able to offer a real time service that delivers high quality copy globally wherever there are phone lines. Further, the system should be transparent to the user--the user should not need a computer, an Internet connection or anything more than a normal fax device. Finally and most importantly, to gain a significant market share, the company has to offer its service at a price substantially less than the current phone line based fax system.

         Logiphone Group's Internet fax service fulfills all of the above criteria, which current Internet-to-fax services do not. FaxSav, Xpedite, Graphnet, AT&T, Mercury, ElectraSoft, Digitran, and several major telecom companies offer "store and forward" systems that have delays in sending of faxes and a difficult message delivery confirmation process. Management believes that because of these drawbacks, store and forward systems have not captured a significant market share and, in most cases, are not global.

         Companies such a Telematics, Brooktrout Technologies, Canadian Marconi, and Voice & Data offer real time fax service but it is over the X.25 network, which Management believes is from 10 to 1000 times more expensive than the Internet. Like the Internet, the X.25 is an international data network. However, unlike the Internet, its costs are very high due to the low volume of traffic and the resulting rate increases levied by the carriers.

         E-mail may be another competitor to fax over the Internet. An analysis of e-mail relative to fax that was done by Symantec in 1996 indicates that e-mail has replaced billions of simple text messages that would have formerly been faxes, but it has only replaced a tiny percentage of faxes that involve graphics or other complex formatting. Management believes that e-mail falls short

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of overtaking the fax market because it lacks: (1) professional graphics such as company logo and marketing visuals, (2) hard copy accountability, and
3) reliable delivery.

         However, e-mail attachments promise to eliminate the first inequity by sending the original computer file. This gives the receiver an editable image, higher resolution, and the option of color. Even though this approach is gaining acceptance within corporations, e-mail, according to Symantec, suffers from certain limitations that give fax services an advantage over e-mail: recipients frequently do not have the native application to open the document and it is time consuming to figure out the application and how to open it. In contrast, fax does not require any software skills for document replication. Furthermore, compatibility among the 60 million fax devices world wide is not an issue. According to a 1996 Pitney Bowes/Gallup poll, fax is still the preferred method of business communication among both Fortune 500 and mid-size companies. Management believes that real time fax and e-mail will continue to grow within their own respective markets.

         Logiphone Group's business plan is to build a global real time, Internet based fax service that will initially cover the majority of routes in over 40 countries and will expand to meet global demand. RADLinx has advised Logiphone Group that tests at its over 300 locations show that the Internet fax service provides the same quality of facsimile as the current phone line based system at a fraction of the cost. The rate for Logiphone Group's fax service will be significantly less than the rate for traditional fax services from telephone companies.

Regulation

         Logiphone Group has been advised by its counsel that, at the present time, Logiphone Group's Internet fax service will not be subject to regulation in the United States or in member countries of the European Union. Logiphone Group's Internet fax service may be subject to regulation outside the European Union, and there is no assurance that such fax service may in the future become subject to regulation in the United States and within the European Union. In addition, the Federal Communications Commission has been requested to consider imposing usage sensitive access charges on ISPs.

Employees

         The Company has seven employees and four contractors.

Property

         The Company occupies space owned by Jabeco in Raamsdonksveer, Holland and pays rent of approximately $4,500 per month. The Company's business offices and one switch are located in this space. The Company's other switches are located in space provided rent free by Esprit and Elcotel, one of the Company's agents. Logiphone Group's corporate offices are located in Fairfield, Iowa.


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Plan of Operation

         Logiphone Group will not be able to implement the business plan without raising substantial additional funds. As noted above, the Logiphone Agreement contemplates that Logiphone Group will make a $1 million loan to Logiphone Israel by February 10, 1997. In addition, pursuant to the RADLINX Agreement, Logiphone Group plans to advance to RADLINX at least $1 million as payment of the option fee, one-third of which is due on November 20, 1997 with the second and third equal payments due on February 20, 1997 and May 20, 1997.

         During   the   next  12   months,   Logiphone   Group's   international
telecommunications business will require approximately $6 million to cover operational/marketing/and administrative costs, to pay certain payables, to purchase additional dialers and other equipment and to expand its business to new countries.

         During the next 12 months, Logiphone Group's Internet fax business will require approximately $6 million (in addition to the option fee advance referenced above and the Loan to Logiphone Israel) to commence its Internet fax business, to expand this business to over 40 countries and to cover operating, marketing and administrative costs.

         Thereafter, even if such funds are sufficient to meet these needs, Logiphone Group will need to raise substantial additional funds in order to expand its business in accordance with its business plan.

         Logiphone Group is actively implementing plans to undertake equity and/or debt offerings to raise the necessary funds to implement its business plan. There is no assurance that Logiphone Group will be able to raise the necessary funds at all or on terms favorable to Logiphone Group.

Forward Looking Information

         This document includes "forwarding looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although Logiphone Group believes that the expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Important factors ("Cautionary Disclosures") that could cause the actual results to differ materially from Logiphone Group's expectations are set forth below. Subsequent written and oral forward looking statements attributable to the Logiphone Group or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Disclosures.

         The telecommunications industry is competitive and is significantly affected by the introduction of new discount concepts and the marketing activities of industry participants. Some of the Logiphone Group's competitors have greater name recognition, greater marketing capability, and have, or have access to, substantially greater financial and personal resources than is available to the Logiphone Group. The ability of the Logiphone Group to compete effectively in the telecommunication industry will depend on its ability to provide high quality, market-driven services at effective prices, generally less than those charged by the competitors. There can be

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no assurance that the Logiphone Group will be able to compete  successfully with existing or future companies.

         The telecommunication industry has been characterized by rapid technological change, frequent new service introductions and evolving industry standards. New competitors may enter the telecommunications industry with new or add-on technology.

         Changes in the regulatory or political environment in those places where Logiphone Group conducts or plans to conduct its business could adversely affect Logiphone Group and its ability to implement its business plan. The imposition of Internet access charges, which may be considered by the Federal Communication Commission, could increase the cost of Logiphone Group's Internet fax services.

         In order for the Logiphone Group to implement its business plan, it needs to raise approximately $12 million within 12 months (in addition to the option fee advance referenced above and the loan to Logiphone Israel) and additional funds thereafter. The ability and costs of such financing will depend on a variety of factors, including macroeconomic forces beyond Logiphone Group's control, and Logiphone Group's performance during the period in which it is seeking financing. There is not assurance that such financing will be available at all or on terms favorable to Logiphone Group.

Item 5.           Other Material Information

REVERSE STOCK SPLIT. On October 23, 1996, the Board of Directors of Registrant approved a one-for-82.85 reverse stock split of the Common Stock. Any fractional shares resulting from the reverse stock split shall be rounded up to the nearest whole share of Common Stock. Mr. Steinberg has agreed to contribute to the Registrant such number of shares of Common Stock necessary to reduce the number of outstanding shares of Common Stock immediately after the reverse stock split but prior to the acquisition of the Company by Registrant to 500,000 shares. The reverse stock split has been approved by the stockholders of Registrant possessing more than 50% of the issued and outstanding shares of Common Stock, the reverse stock split became effective on October 25, 1996.

CHANGE OF NAME. The Board of Directors also approved changing the name of Registrant to Logiphone Group, Inc. to better reflect the recent acquisition of the Company by the Registrant. The name change has been approved by the stockholders holding more than 50% of the issued and outstanding shares of Common Stock and became effective at the same time as the reverse stock split.

STOCK OPTION PLAN

         On November 11, 1996, the Board of Directors granted to each Director and executive officer an option to purchase 50,000 shares at an exercise price of $20 per share for an exercise period of two years. It is contemplated that the shares of Common Stock underlying such options

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will be registered with the Securities and Exchange  Commission on a Form S-8 so
that such shares will be freely tradeable shares, subject to Rule 144.

Item 7.           Financial Statements and Exhibits

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impracticable to provide all of the required financial statements for the Company at this time. The Registrant will file such financial statements as soon as practicable, but no later than 60 days after this report must be filed.

PRO FORMA FINANCIAL INFORMATION. It is impracticable to provide the required pro forma financial statements for the Company at this time. The Registrant will file such financial statements as soon as practicable, but no later than 60 days after this report must be filed.

EXHIBITS. The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

3.1 Certificate of Amendment to Registrant's Certificate of Incorporation, effective October 25, 1996.

10.1 Strategic Alliance Agreement, dated October 8, 1996, by and between RADLINX LTD. and I.C.A. International Callers Association, B.V. (certain annexes have been omitted pursuant to Rule 601(b)(2) of Regulation S-K).

10.2 Strategic Alliance Agreement, dated as of November 10, 1996, by and between Logiphone Telephone Communications, Ltd.; Logiphone Group, Inc., and I.C.A. B.V.

10.3 Agreement For Exchange of Stock, dated October 10, 1996, by and between Star Resources, Inc., ICA Marketing Company, L.C. and ICA B.V.

10.4 Amendment to Agreement For Exchange of Stock, dated October 31, 1996, by and between Star Resources, Inc., ICA Marketing Group, L.C. and ICA B.V.





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



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               LOGIPHONE GROUP, INC.
                                               (formerly Star Resources, Inc.)



Date:  November 12, 1996                       By:/s/ Ronald D. Gardner
                                                  Ronald D.  Gardner, President




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



                                Index to Exhibits




        Exhibit Number                                 Exhibit
              3.1 Certificate of Amendment to Registrant's Certificate of Incorporation, effective October 25, 1996
             10.1               Strategic Alliance Agreement, dated
                                October 8, 1996, by and between
                                RADLINX LTD. and I.C.A. International
                                Callers Association, B.V. (certain annexes have been omitted pursuant to Rule 601(b)(2) of Regulation S-K)
             10.2 Strategic Alliance Agreement, dated as of November 10, 1996, by and between Logiphone Telephone Communications,
                                Ltd.; Logiphone Group, Inc., and I.C.A.
                                B.V.
             10.3 Agreement For Exchange of Stock, dated October 10, 1996, by and between Star Resources, Inc., ICA Marketing Company, L.C. and ICA B.V.
             10.4 Amendment to Agreement For Exchange of Stock, dated October 31, 1996, by and between Star Resources, Inc., ICA
                                Marketing Group, L.C. and ICA B.V.



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